UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2014

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 West Washington Street, Suite 104, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

(602) 286-5520
Registrant's telephone number, including area code

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On September 2, 2014, Capstone Therapeutics Corp. (the "Company") issued a press release announcing that it is ceasing further activity related to its former primary drug candidate, AZX100, and effective October 31, 2014, it is terminating the Amended and Restated License Agreement with Arizona Science and Technology Enterprises, LLC ("AzTE") (Licensor) dated February 23, 2006, and returning all interest in and rights to AZX100 intellectual property to AzTE.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure.

On September 2, 2014, the Company issued a press release on the results of an AEM-28 Phase 1a human clinical trial in cholesterol and lipid reduction conducted in Australia, by LipimetiX Development, LLC, the Company's joint venture affiliate. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated by reference.

The information in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 2, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE THERAPEUTICS CORP.
Date: September 2, 2014	/s/ JOHN M. HOLLIMAN, III John M. Holliman, III Executive Chairman